As filed with the Securities and Exchange Commission on May 22, 2013

Registration No. 333-187241

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Overland Storage, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	3572	95-3535285
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	9112 Spectrum Center Boulevard San Diego, California 92123 (858) 571-5555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric L. Kelly

President and Chief Executive Officer

9112 Spectrum Center Boulevard

San Diego, California 92123

(858) 571-5555

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Warren T. Lazarow, Esq.

Paul L. Sieben, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

(650) 473-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, no par value, issuable upon conversion of convertible notes(3)	10,192,304	$1.14	$11,619,227	$1,584.86
Additional shares of common stock, no par value, issuable with respect to the notes(4)	4,326,526	$1.14	$4,932,240	$672.76
Total			$16,551,467	$2,257.62(5)

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that become issuable as a result of stock dividends, stock splits and similar transactions effected without receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices of the registrant’s common stock on The NASDAQ Capital Market on May 17, 2013.
(3)	Each share of common stock is accompanied by a common stock purchase right pursuant to the Shareholder Rights Agreement, dated August 22, 2005, and as subsequently amended by Amendment No. 1 to Shareholder Rights Agreement dated March 21, 2011, between the Company and Wells Fargo Bank, N.A., as Rights Agent.
(4)	Maximum number of additional shares of common stock, which may be issued as a result of interest payments on the notes.
(5)	Previously paid.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 22, 2013

14,518,830 Shares of Common Stock

On February 13, 2013, we issued $13,250,000 convertible promissory notes, or the Notes, in a private placement. The Notes are convertible into 10,192,304 shares of common stock at an initial conversion price of $1.30 per share and automatically convert into shares of common stock upon the occurrence of certain events as described in this prospectus. The purchasers of the Notes, or the selling shareholders, identified in this prospectus may use this prospectus to resell the shares of common stock issuable upon conversion of the Notes. We have also registered for resale by the selling shareholders up to an additional 4,326,526 shares of common stock in the event of interest payments on the Notes in shares of common stock. We will not receive any of the proceeds from the shares of common stock sold by these selling shareholders.

The Notes are scheduled to mature in February 2017 and bear interest at a rate of 8% per annum payable semi-annually. We may pay interest on the Notes in cash or in shares of common stock, as described in this prospectus, at our option beginning the quarter ending June 30, 2013; provided that at any time Cyrus Opportunities Master Fund II, Ltd., CRS Master Fund, L.P., Crescent 1, L.P. and Cyrus Select Opportunities Master Fund, Ltd., collectively referred to in this prospectus as the Initial Purchaser, holds 20% or more of the then-outstanding common stock, the Initial Purchaser (and not us) will have the option to determine whether the applicable interest payment payable to the Initial Purchaser is payable in cash or shares of common stock. The Notes are secured by a pledge of 65% of the stock of each of our foreign subsidiaries.

Our common stock is traded on The NASDAQ Capital Market under the symbol “OVRL”. On May 21, 2013, the last reported sale price for our common stock on The NASDAQ Capital Market was $1.15 per share. The Notes are not listed on any national securities exchange.

Our business and an investment in shares of our common stock involve significant risks. You should read the section entitled “Risk Factors” on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2013.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus and the documents incorporated or deemed to be incorporated by reference herein. We have not authorized anyone to provide you with different information.

We are not making an offer to sell or seeking an offer to buy any shares of common stock in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the documents incorporated or deemed incorporated by reference herein is complete and accurate as of any date other than the respective dates thereof.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus, including the documents incorporated by reference in this prospectus, when making your investment decision. You should not assume the information contained in this prospectus and the documents incorporated or deemed incorporated by reference herein is complete and accurate as of any date other than their respective dates.

You should read this prospectus together with additional information described under the heading “Where You Can Find Additional Information” below. In various places in this prospectus, we refer you to sections for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus are to captions contained in this prospectus, unless otherwise indicated.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, as required by the Securities Exchange Act of 1934, or the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. The registration statement contains more information than this prospectus regarding the securities we are offering and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•

our Annual Report on Form 10-K for the fiscal year ended July 1, 2012, filed with the SEC on September 13, 2012, including Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended July 1, 2012, filed with the SEC on February 13, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the SEC on November 14, 2012, including Amendment No. 1 to Quarterly Report on Form 10-Q for the

fiscal quarter ended September 30, 2012, filed with the SEC on February 13, 2013; our Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2012, filed with the SEC on February 13, 2013; and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the SEC on May 15, 2013;

•	our Current Reports on Form 8-K, filed with the SEC on January 4, 2013, February 14, 2013 (Items 1.01, 2.03 and 3.02 only), February 19, 2013 and March 8, 2013;

•

the description of our common stock in our Registration Statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our Registration Statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including, without limitation, Amendment No. 1 to Form 8-A, filed with the SEC on March 22, 2011.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Investor Relations

(800) 729-8725

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. In evaluating such statements we urge you to specifically consider various factors identified in this prospectus, including the matters set forth under the heading “Risk Factors” on page 6 and the risk factors incorporated by reference into this prospectus as described in that section, and in the documents we may incorporate into this prospectus by reference, any of which could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements speak only as of the date of this prospectus and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this prospectus.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs and operating expenses; our ability to achieve the intended cost savings and maintain quality with our manufacturing partner; our ability to generate cash from operations; the ability of our suppliers to provide an adequate supply of components for our products at prices consistent with historical prices; our ability to raise outside capital and to repay our debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to regain compliance with the continued listing requirements of, and thereby maintain the listing of our common stock on, the NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; our ability to enforce our intellectual property rights and protect our intellectual property; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

The following is a summary of the information included in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision with respect to our common stock. You should read this prospectus carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in our common stock. In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

Our Company

We are a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, distributed enterprises, and small and medium businesses, or SMBs, to anticipate and respond to data storage requirements. Whether an organization’s data is locally or globally based, our solutions consolidate and protect data for easy and cost-effective management of different tiers of information. We enable companies to expend fewer resources on information technology, or IT, allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for storing data throughout the organization and during the entire data lifecycle. Our SnapScale™ clustered network attached storage, or NAS products, allow customers to scale-out in capacity and performance as their storage needs grow. Our SnapServer® products are unified NAS servers that integrate into businesses requiring simple. expandable block and file storage. Our SnapSAN® products are storage area network, or SAN, arrays designed to ensure primary and secondary data is accessible and protected regardless of its location. Our SnapScale™, SnapServer® and SnapSAN® solutions are available with backup, replication and mirroring software in highly scalable configurations. These solutions provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. Our NEO SERIES® and REO SERIES® libraries are tape and virtual tape solutions designed to meet the need for cost-effective, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long-term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations, and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development, and many others.

We generate the majority of our revenue from sales of our data protection products. The balance of our revenue is provided by selling maintenance contracts and rendering related services. The majority of our sales are generated from sales of our branded products through a worldwide channel, which includes systems integrators and VARs.

Corporate Information

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 9112 Spectrum Center Boulevard, San Diego,

California 92123 and our main telephone number is (858) 571-5555. Our internet address is www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional Information,” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

This Offering

Securities being offered:	14,518,830 shares of common stock. Of this amount, up to 10,192,304 shares of common stock are issuable upon the conversion of the Notes and 4,326,526 additional shares of common stock may be issued in the event of interest payments on the Notes in shares.

Minimum number of securities to be sold in this offering:	None.

Common stock outstanding before this offering:	30,032,741(1)

Common stock to be outstanding after this offering:	44,551,571(1)(2)

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the selling shareholders.

Market for common stock:	Our common stock is quoted on The NASDAQ Capital Market under the symbol “OVRL.” On May 21, 2013, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.15.

Risk factors:	See “Risk Factors” beginning on page 6 and the risk factors incorporated by reference in this prospectus as described in that section to read about factors you should consider before investing in our common stock.

(1)	Excludes up to up to 13,597,553 shares of common stock issuable upon the exercise of outstanding warrants, 4,051,732 shares of common stock reserved for issuance upon the exercise of options granted or available under our equity compensation plans, and 2,692,483 shares of common stock issuable from time to time after this offering upon the vesting of restricted stock units outstanding, in each case as of May 17, 2013.
(2)	Assumes the issuance of all of the shares of common stock issuable upon conversion of the Notes and as payment of interest on the Notes in the event of interest payments on the Notes in shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the following risk factors, the risk factors set forth in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Our stock price has been volatile and your investment in our common stock could decrease in value.

There has been significant volatility in the market price and trading volume of equity securities, in general, and in our stock price, specifically. Our specific performance as well as broad market fluctuations may negatively affect the market price of our common stock. You may not be able to resell your shares of common stock at or above the price you pay for those shares. Factors that could affect our market price include, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	actual or anticipated fluctuations in our operating results or future prospects;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or our industry generally.

Future sales of our securities could adversely affect the market price of our common stock and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of shares of common stock and our ability to raise capital. We may issue additional shares of common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

Purchasers in this offering will experience immediate and substantial dilution.

The public offering price of the common stock offered pursuant to this prospectus is higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. In addition, you will experience dilution when we issue additional shares of common stock that we are permitted or required to issue under outstanding options and warrants and under our stock option plan or other compensation plans. Further, the outstanding Notes are convertible and include interest payments we must make in cash or, at our election, in shares of our common stock. Any issuance of common stock in satisfaction of our interest obligations or as a result of the conversion of any outstanding Notes will cause dilution to existing shareholders, including any purchaser of shares in this offering.

We have pledged substantially all of our assets to our lenders.

We have existing obligations outstanding in the amount of $3.5 million in debt to Silicon Valley Bank and $13.25 million in debt pursuant to the Notes. We have an obligation to pledge 65% of the stock of our foreign subsidiaries as security on the Notes. Once the stock is pledged, the Initial Purchasers may foreclose on 65% of the stock in our foreign subsidiaries if we fail to pay the Notes when they become due. If we fail to repay Silicon Valley Bank when our obligations are due, Silicon Valley Bank may foreclose on substantially all of our assets other than the 65% of the stock of our foreign subsidiaries, which could result in a complete loss of investment for our shareholders.

We have never paid cash dividends on our common stock and do not expect to pay cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be paid on shares of our common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

The exercise price of certain outstanding warrants was reduced upon the issuance of the Notes and may be further reduced upon the issuance of shares of common stock as payment of interest on the Notes, if any, which would result in our company receiving less proceeds per share from the exercise of those warrants.

Upon issuing the Notes, the exercise price of certain of our outstanding warrants, which were exercisable to purchase up to an aggregate of 8,297,932 shares of common stock at an exercise price of $1.967 per share, was adjusted downward resulting in warrants to purchase up to an aggregate of 9,258,730 shares of common stock at an exercise price of $1.763 per share. If we issue shares of common stock at a price that is lower than the warrant exercise price in effect immediately prior to such issuance as payment of any or all of the interest on the Notes, then the warrant exercise price would be adjusted downward. The magnitude of such adjustment is dependent on the number of shares we issue and the price at which such shares are issued, which price, pursuant to the terms of the Notes, will not be less than $0.98 per share. Any such adjustment would cause us to receive less proceeds per share from the exercise of those warrants.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of common stock and do not currently anticipate declaring or paying cash dividends on shares of common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to 10,192,304 shares of common stock issuable upon the conversion of the Notes and 4,326,526 additional shares of common stock that may be issued in the event of interest payments on the Notes in shares. The table below presents information regarding the selling shareholders, the shares of common stock beneficially owned prior to the issuance of the Notes and the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the shares of common stock covered hereby. The selling shareholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling shareholders.

	Beneficial Ownership (1)
			Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Shareholder (2)	Number of Shares Beneficially Owned Prior to Issuance of the Notes	Maximum Number of Shares Issuable Upon Conversion of the Notes and as Payment of Interest on the Notes	Number	Percent of Class	Number of Shares Offered Hereby	Number	Percent of Class
Cyrus Opportunities Master Fund II, Ltd.(3)	—	7,047,936	7,047,936	19.06%	7,047,936	—	*	%
CRS Master Fund, L.P.(3)	—	2,287,948	2,287,948	7.10%	2,287,948	—	*	%
Crescent 1, L.P. (3)	—	2,642,975	2,642,975	8.11%	2,642,975	—	*	%
Cyrus Select Opportunities Master Fund, Ltd. (3)	—	1,170,272	1,170,272	3.76%	1,170,272	—	*	%
Clinton Magnolia Master Fund, Ltd.(4)	4,143,676	1,095,760	5,239,436	16.89%	1,095,760	4,143,676	9.3%
Brightwood Capital Advisors LLC(5)	—	273,939	273,939	* %	273,939	—	*	%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire shares of common stock within 60 days of May 17, 2013. Based on 44,551,571 shares of common stock issued and outstanding as of May 17, 2013, assuming full conversion of all of the Notes into 10,192,304 shares of common stock and the issuance of up to 4,326,526 shares of common stock issuable as payment of interest on the Notes.
(2)	Unless otherwise noted, this table is based on information supplied to us by the selling shareholders and certain of our records.
(3)

Cyrus Capital Partners, L.P., a Delaware limited partnership, or Cyrus, Crescent 1, L.P., a Delaware limited partnership, or Crescent, CRS Master Fund, L.P., a Cayman Islands exempted limited partnership, or CRS,

Cyrus Opportunities Master Fund II, Ltd., a Cayman Islands exempted limited company, or Cyrus Opportunities, Cyrus Select Opportunities Master Fund, Ltd., a Cayman Islands exempted limited company, or Cyrus Select, Cyrus Capital Partners GP, L.L.C., a Delaware limited partnership, or Cyrus GP, Cyrus Capital Advisors, L.L.C., a Delaware limited liability company, or Cyrus Advisors, and Mr. Stephen C. Freidheim are referred to in this prospectus as the Cyrus Group. Each of Crescent, CRS, Cyrus Opportunities and Cyrus Select, or collectively the Cyrus Funds, are private investment funds engaged in the business of acquiring, holding and disposing of investments in various companies. Cyrus is the investment manager of each of the Cyrus Funds. Cyrus GP is the general partner of Cyrus. Cyrus Advisors is the general partner of Crescent and CRS. Mr. Freidheim is the managing member of Cyrus GP and Cyrus Advisors and is the Chief Investment Officer of Cyrus. Crescent, CRS, Cyrus Opportunities, Cyrus Select and Mr. Freidheim have entered into an investment management agreement with Cyrus giving Cyrus full voting and dispositive power over the shares of common stock held by the Cyrus Group. Except for Mr. Freidheim, each member of the Cyrus Group disclaims beneficial ownership these shares of common stock, other than those reported herein as being owned by such member of the Cyrus Group. Mr. Freidheim disclaims beneficial ownership of these shares of common stock held by the Cyrus Group, except to the extent of his pecuniary interest in members of the Cyrus Group, if any.
(4)	One of our directors, Joseph A. De Perio serves as a Senior Portfolio Manager, Activist Investments and Private Equity of Clinton Group, Inc., or CGI. CGI is the investment manager for Clinton Magnolia Master Fund, Ltd., or CMAG, and, consequently, CGI has voting control and investment discretion over securities held by CMAG. The 4,143,676 shares beneficially owned prior to the issuance of the Notes include warrants to purchase 1,246,458 shares of common stock are held directly by CGI. The 1,095,760 shares of common stock issuable pursuant to the Notes and as payment of interest on the Notes are held directly by CMAG. CGI and George Hall, as chief investment officer and president of CGI, may be deemed to beneficially own any securities owned by CGI and CMAG. Each of CGI and Mr. Hall disclaim beneficial ownership of these securities.
(5)	Sengal Selassie and Damien Dwin of Brightwood Capital Advisors LLC have shared voting and investment power over these securities.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided, that they meet the criteria and conform to the requirements of that rule.

In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from a selling shareholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, a selling shareholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf or behalf of a selling shareholder that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling shareholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc. Rule 5110 will not exceed 8% of the gross proceeds of the offering to the selling shareholders.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our amended articles of incorporation and amended bylaws and all applicable provisions of California law. You are urged to read our amended articles of incorporation and amended bylaws in their entirety for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus forms a part.

Overland is a corporation organized under the laws of the State of California.

Authorized Capital Stock

Our authorized capital stock consists of 90,200,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of May 17, 2013, 30,032,741 shares of our common stock, and no shares of our preferred stock, were issued and outstanding.

Common Stock

Subject to the preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution or winding-up of our company, the holders of outstanding shares of our common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors unless proper notice is given pursuant to our bylaws.

Our common stock is quoted on The NASDAQ Capital Market under the trading symbol “OVRL”.

The transfer agent and registrar for shares of our common stock is Wells Fargo Bank, N.A.

Shares of our common stock do not have any preemptive rights.

Shares of our common stock are not subject to conversion or redemption.

Common Stock Purchase Rights

We have in place a shareholder rights agreement providing rights to purchase shares of our common stock. The rights are not currently exercisable and they are attached to and trade together with the shares of our common stock. A right will be attached to each share of our common stock sold in this offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of:

•

the public announcement or disclosure that a person or group of affiliated or associated persons, other than exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock, except pursuant to a permitted acquisition; or

•

the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a permitted offer) which upon consummation would result in a person or group beneficially owning 20% or more of the outstanding shares of our common stock.

At that time, the rights then attached to all outstanding shares of our common stock will become separate securities and each right will entitle the holder to purchase one-third of a common share, at a per-share purchase price of $37.00, subject to adjustment.

However,

•

from and after the date on which a person becomes an acquiring person, except pursuant to a permitted offer, each holder of a right, other than the acquiring person, may exercise the right to receive that number of shares of our common stock having a value equal to the purchase price divided by one-half the current market price (as defined in the shareholder rights agreement) of a common share at the date of the occurrence of the event.

•

if, after the shareholder rights agreement takes effect, we merge or combine into or with any acquiring person or any of its affiliates or associates or other related persons, other than any other person if all of our shareholders are not treated alike, other than certain restructurings not resulting in any change of control of our company, or 50% or more of our assets or earnings power is sold or transferred in one or a series of related transactions, each holder of a right, other than an acquiring person, may exercise the right to receive that number of shares of our common stock which equals the initial exercise price, as adjusted, divided by one-half the current market price (as defined in the shareholder rights agreement) of such common stock at the date of the occurrence of the event.

At any time after any person becomes an acquiring person, our board of directors may exchange all or some of the rights other than the rights beneficially owned by the acquiring person, which rights will thereafter be void, at an exchange ratio of one-third of a common stock, or one-third of an equivalent common share (as defined in the shareholder rights agreement) per right, subject to adjustment in certain events.

The term “permitted acquisition” is defined as the acquisition of common stock directly from us, including by way of a dividend or distribution on the common stock, or pursuant to a permitted offer.

The term “permitted offer” is defined as a tender or exchange offer which is for all of our outstanding shares of common stock at a price and on terms which a majority of certain members of the board of directors determine to be adequate and in our best interests and the best interests of our shareholders.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time.

Wells Fargo Bank, N.A. serves as the rights agent under the shareholder rights agreement.

Preferred Stock

Subject to the limitations imposed by law and the rules of The NASDAQ Stock Market, LLC, our board of directors is authorized to designate and issue up to 1,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to set the number of shares to be included in each series; to fix the voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, of the shares of each wholly unissued series; and to increase or decrease the number of authorized shares of any series, but not below the number of shares of any series then outstanding. The rights of a series of preferred stock may include a preferential return in the event of our liquidation, dissolution or winding-up, the right to receive dividends if declared by our board of directors, special dividend rates, conversion rights, redemption rights, voting rights, the right to protection from dilutive issuances of securities, or the right to approve specified corporate actions. Any or all of these rights may be superior to the rights of the common stock.

Certain Provisions Affecting Control of Our Company

The shareholder rights agreement discussed above and the following provision of California law may affect the control of our company.

California Law

Section 1203 of the California General Corporation Law, or the CGCL, provides that if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. The term “interested party” means a person who is a party to the transaction and who

•	directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•	is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•	is an entity in which a material financial interest is held by any director or executive officer.

Indemnification Provisions

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

Our articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. We pay the premiums for this insurance.

We have also entered into separate indemnification agreements with each of our executive officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an executive officer or director of Overland, or as an employee, agent, officer or director of any other entity if the executive officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

DESCRIPTION OF NOTES

The material terms and provisions of the Notes are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the note purchase agreement, as amended, and registration rights agreement described below that we filed as exhibits to our Current Reports on Form 8-K filed with the SEC on February 14, 2013 and March 8, 2013, which are incorporated by reference herein.

On February 12, 2013, we entered into a note purchase agreement with the selling shareholders, which was amended on March 5, 2013, or the Note Purchase Agreement. Pursuant to the Note Purchase Agreement, we issued and sold the Notes in an aggregate original principal amount of $13,250,000 in exchange for the payment of the purchase price by the selling shareholders in an equivalent amount. The Notes are scheduled to mature February 13, 2017. The obligations under the Notes are secured by a pledge of 65% of the stock we own in each of our three foreign subsidiaries: Overland Storage (Europe) Ltd., Overland Storage SARL and Overland Storage GmbH.

Outstanding principal under the Notes will bear interest at 8.0% simple interest per annum. We have the option to pay accrued and outstanding interest either entirely in cash or shares of common stock; provided that at any time that the Initial Purchaser holds 20% or more of the then outstanding common stock, the Initial Purchaser (and not us) will have the option to determine whether the applicable interest payment payable to the Initial Purchaser during such time is payable in cash or shares of common stock. Pursuant to the Note Purchase Agreement, the number of shares of common stock that may be issued as payment of interest on the Notes will be determined by dividing the amount of interest due to the holder of the Note by the volume weighted average of the closing prices of one share of the common stock as reported on The NASDAQ Capital Market for the twenty consecutive trading day up to an including the trading day on the third trading day prior to the valuation date, using the interest payment due date at the valuation date; provided that we may not pay interest in shares of common stock at a price per share lower than $0.98 (as adjusted from time to time for stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations and the like). In the event of a share price lower than $0.98 per share, we have the option to pay interest in a combination of shares of common stock and cash so long as the number of shares of common stock that we issue does not exceed the quotient obtained by dividing the interest payable at such time by $0.98, and the difference between the amount of the interest paid in shares and the average closing price of the shares of common stock (such average closing price to be determined as described above) so issued will be payable in cash.

The Note Purchase Agreement contains customary covenants, including covenants that limit or restrict our ability to incur liens, incur indebtedness, or make certain restricted payments. Upon the occurrence of an event of default under the Note Purchase Agreement, the selling shareholders may declare all amounts outstanding to be immediately due and payable. The Note Purchase Agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

Any selling shareholder may elect to convert all or a portion of the outstanding principal amount of such selling shareholder’s Note into shares of common stock (subject to certain limitations) in an amount equal to the principal amount of the Notes being converted divided by $1.30, subject to adjustment as set forth in the Note Purchase Agreement.

At any such time as a majority of the Notes have converted into shares of common stock or the selling shareholders holding a majority of the then outstanding Notes elect to convert their Notes, then all of the remaining outstanding Notes (subject to certain exclusions) will automatically convert into shares of common stock calculated pursuant to the Note Purchase Agreement.

Contemporaneous with the sale of the Notes, we entered into a registration rights agreement with the selling shareholders, whereby we agreed to provide the selling shareholders certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws. Pursuant to the Note Purchase Agreement, within thirty (30) days of February 13, 2013, we are required to file an initial registration statement with the SEC covering the resale or other disposition of the common stock issuable upon conversion of the Notes.

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by O’Melveny & Myers LLP of Menlo Park, California.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K, including Amendment No. 1, for the year ended July 1, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the shares of common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,257.62
Legal fees and expenses	250,000,000
Accounting fees and expenses	20,000.00
Miscellaneous expenses	5,000.00

Total	$277,257.62

Item 14.	Indemnification of Directors and Officers

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The registrant’s articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

The registrant maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The registrant pays the premiums for such insurance.

Pursuant to separate indemnification agreements with the registrant, each executive officer and director of the registrant is indemnified against all liabilities relating to his or her position as an executive officer or director of the registrant, to the fullest extent permitted under applicable law.

The registrant may also enter into indemnification agreements with underwriters or agents providing that the underwriters or agents, as applicable, have to indemnify and hold harmless the registrant, its directors, each officer who signed the registration statement and any person who controls the registrant within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

The following sets forth information regarding unregistered securities sold by the registrant since May 22, 2010. In February 2013, the registrant issued and sold $13.25 million of convertible promissory notes, or the Notes, to accredited investors. The Notes were issued pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D and/or Regulation S promulgated thereunder. The transaction described above did not involve any public offering; the registrant made no solicitation in connection with the transaction other than communications with the purchasers; the registrant obtained representations from the purchasers regarding their investment intent, knowledge and experience; the purchasers either received or had access to adequate information about the registrant in order to make informed investment decisions; the registrant reasonably believed that the purchasers are capable of evaluating the merits and risks of their investment; and the shares potentially issuable under the Notes are issuable with restricted securities legends.

All certificates representing the securities issued in the transaction described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with the transaction set forth in this Item 15.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
2.1	Asset Purchase Agreement dated June 27, 2008 between the Company and Adaptec, Inc. (incorporated by reference to the Company’s Form 8-K filed on July 3, 2008). ++

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s Form 10-K filed on September 27, 2002).

3.2	Certificate of Amendment of Articles of Incorporation dated November 15, 2005 (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2006).

3.3	Certificate of Amendment of Articles of Incorporation dated December 12, 2008 (incorporated by reference to the Company’s Form 10-Q filed on February 11, 2009).

3.4	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation dated December 8, 2009 (incorporated by reference to the Company’s Form 8-K on filed December 8, 2009).

3.5	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated February 19, 2010 (incorporated by reference to the Company’s Form 8-K on filed February 24, 2010).

3.6	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation dated April 28, 2010 (incorporated by reference to the Company’s Form 8-K filed on April 29, 2010).

3.7	Certificate of Amendment of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated April 29, 2010 (incorporated by reference to the Company’s Form 8-K filed on May 5, 2010).

3.8	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation dated June 23, 2011 (incorporated by reference to the Company’s Form 10-K filed on September 14, 2011).

3.9	Amended and Restated Bylaws (incorporated by reference to the Company’s Form 8-K filed on August 26, 2005).

3.10	Certificate of Amendment of Bylaws (incorporated by reference to the Company’s Form 8-K filed on April 30, 2007).

4.1	Specimen stock certificate (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.2	Shareholder Rights Agreement dated August 22, 2005 between the Company and Wells Fargo Bank, N.A., as Transfer Agent (incorporated by reference to the Company’s Form 8-K filed on August 26, 2005).

4.3	Amendment No. 1 to Shareholder Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.4	Common Stock Purchase Warrant between the Company and Roth Capital Partners, LLC dated November 4, 2009 (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.5	Form of Common Stock Purchase Warrant dated February 18, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.6	Form of Registration Rights Agreement dated February 22, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.7	Form of Common Stock Purchase Warrant dated March 16, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.8	Form of Registration Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

5.1**	Opinion of O’Melveny & Myers LLP.

10.1	San Diego Headquarters Facility Lease dated October 12, 2000 between the Company and LBA-VIF One, LLC (incorporated by reference to the Company’s Form 10-Q on filed February 14, 2001).

10.2	First Amendment to Lease dated January 18, 2001 between the Company and LBA Overland, LLC, as successor-in-interest to LBA-VIF One, LLC (incorporated by reference to the Company’s Form 10-K filed September 28, 2001).

10.3	Second Amendment to Lease dated March 8, 2001 between the Company and LBA Overland, LLC (incorporated by reference to the Company’s Form 10-K filed September 28, 2001).

10.4	Third Amendment to Lease dated June 30, 2010 between the Company and Overtape (CA) QRS 15-14, Inc. (successor-in-interest to LBA Overland, LLC, the successor-in-interest to LBA-VIF One, LLC). (incorporated by reference to the Company’s Form 10-K filed September 24, 2010).

10.5†	Product Purchase Agreement No. 1585-042103 dated July 31, 2003 between the Company and Hewlett-Packard Company (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.6	Addendum to Product Purchase Agreement No. 1585-042103 effective July 30, 2006 between the Company and Hewlett-Packard Company (incorporated by reference to the Company’s Form 10-K filed September 15, 2006).

10.7†	Addendum to Product Purchase Agreement between the Company and Hewlett-Packard Company dated December 15, 2007 (incorporated by reference to the Company’s Form 10-Q filed May 1, 2008).

10.8	Addendum to Product Purchase Agreement between the Company and Hewlett-Packard Company dated October 29, 2008 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.9	Addendum to Product Purchase Agreement between the Company and Hewlett-Packard Company dated April 6, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.10*	Form of Indemnification Agreement entered into between the Company and each of its directors and officers (incorporated by reference to the Company’s Form 10-Q filed February 13, 2002).

10.11*	Retention Agreement between the Company and Eric Kelly dated June 24, 2009 (incorporated by reference to the Company’s Form 10-Q filed February 10, 2010).

10.12*	Retention Agreement between the Company and Jillian Mansolf dated July 13, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.13*	Employment letter between the Company and Jillian Mansolf dated June 23, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.14*	Employment Agreement between the Company and Eric Kelly dated August 3, 2011 (incorporated by reference to the Company’s Form 8-K filed August 4, 2011).

10.15*	Employment and Severance Agreement between the Company and Kurt L. Kalbfleisch dated August 3, 2011 (incorporated by reference to the Company’s Form 8-K filed August 4, 2011).

10.16*	Amended and Restated 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 8-K filed November 16, 2007).

10.17*	Amendment to 2003 Equity Incentive Plan effective as of January 27, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.18*	Form of Stock Option Agreement for options granted to senior officers under the 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.19*	Form of Stock Option Agreement for options granted to outside directors under the 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.20*	Form of Standard Stock Option Agreement for options granted under the 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.21*	Form of Stock Option Agreement for Inducement Options granted to executive officers (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.22*	2006 Employee Stock Purchase Plan, as amended (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.23*	2009 Equity Incentive Plan, as amended (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.24*	Form of Notice of Stock Option Grant and Stock Option Agreement for options granted to senior officers under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 2, 2010).

10.25*	Form of Notice of Stock Option Grant and Stock Option Agreement for options granted to outside directors under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 2, 2010).

10.26*	Form of Notice of Restricted Stock Award and Restricted Stock Agreement for restricted stock granted to senior officers or outside directors under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 2, 2010).

10.27*	2000 Stock Option Plan, as amended and restated (incorporated by reference to the Company’s Form 10-K filed September 27, 2002).

10.28*	Form of Notice of Stock Option Award and Stock Option Award Agreement for options granted under 2000 Stock Option Plan (incorporated by reference to the Company’s Form 10-Q filed May 15, 2001).

10.29*	Standard Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement for restricted stock units granted under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.30*	Special Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement for restricted stock units granted under the 2009 Equity Incentive Plan dated June 29, 2011(incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.31*	Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement between the Company and Scott McClendon dated June 29, 2011(incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.32*	Form of Stock Appreciation Rights Award Agreement dated June 29, 2011(incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.33*	Executive Bonus Plan (incorporated by reference to the Company’s Form 10-K filed September 24, 2010).

10.34*	Form of Purchase Agreement dated February 18, 2010 (incorporated by reference to the Company’s Form 8-K filed February 24, 2010).

10.35	Form of Subscription Agreement dated November 12, 2010 (incorporated by reference to the Company’s Form 8-K filed November 17, 2010).

10.36	Financial Advisory Agreement, dated November 12, 2010, between Overland and Roth Capital Partners, LLC. (incorporated by reference to the Company’s Form 8-K filed November 17, 2010).

10.37	Form of Purchase Agreement dated March 16, 2011 (incorporated by reference to the Company’s Form 8-K filed March 22, 2011).

10.38	Underwriting Agreement, dated March 23, 2012, between the Company and Needham & Company, LLC (incorporated by reference to the Company’s Form 8-K filed March 23, 2012).

10.39	Loan and Security Agreement between the Company and Silicon Valley Bank (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.40†	Settlement Agreement, by and between the Company and International Business Machines Corporation, dated November 16, 2011 (incorporated by reference to the Company’s Form 10-Q filed February 15, 2012).

10.41†	Note Purchase Agreement, dated February 12, 2013 (incorporated by reference to the Company’s Form 8-K filed on February 14, 2013).

10.42	Amendment to Note Purchase Agreement, dated March 5, 2013 (incorporated by reference to the Company’s Form 8-K filed on March 8, 2013).

10.43	Registration Rights Agreement, dated February 12, 2013 (incorporated by reference to the Company’s Form 8-K filed on February 14, 2013).

10.44	Form of Subscription Agreement, dated February 13, 2013 (incorporated by reference to the Company’s Form 8-K filed on February 14, 2013).

21.1**	Subsidiaries of the Company.

23.1**	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1***	Power of Attorney.

101****	Financial information from the Company’s Annual Report on Form 10-K for the period ended July 1, 2012 formatted in eXtensible Business Reporting Language (XBRL).

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.
++	Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of the omitted schedules and similar attachments will be provided supplementally to the SEC upon request.

*	Management contract or compensation plan or arrangement.
**	Filed herewith.
***	Previously filed.
****	This exhibit was previously filed as an exhibit to the Annual Report on Form 10-K for the year ended July 1, 2012, filed with the Securities and Exchange Commission on September 13, 2012.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 22nd day of May, 2013.

OVERLAND STORAGE, INC.

By:	/s/ Eric L. Kelly
Eric L. Kelly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ Eric L. Kelly Eric L. Kelly	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2013

/s/ Kurt L. Kalbfleisch Kurt L. Kalbfleisch	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2013

* Robert A. Degan	Director	May 22, 2013

* Joseph De Perio	Director	May 22, 2013

* Vivekanand Mahadevan	Director	May 22, 2013

* Scott McClendon	Executive Chairperson of the Board of Directors	May 22, 2013

*By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Attorney-In-Fact

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

2.1	Asset Purchase Agreement dated June 27, 2008 between the Company and Adaptec, Inc. (incorporated by reference to the Company’s Form 8-K filed on July 3, 2008). ++

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s Form 10-K filed on September 27, 2002).

3.2	Certificate of Amendment of Articles of Incorporation dated November 15, 2005 (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2006).

3.3	Certificate of Amendment of Articles of Incorporation dated December 12, 2008 (incorporated by reference to the Company’s Form 10-Q filed on February 11, 2009).

3.4	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation dated December 8, 2009 (incorporated by reference to the Company’s Form 8-K on filed December 8, 2009).

3.5	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated February 19, 2010 (incorporated by reference to the Company’s Form 8-K on filed February 24, 2010).

3.6	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation dated April 28, 2010 (incorporated by reference to the Company’s Form 8-K filed on April 29, 2010).

3.7	Certificate of Amendment of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated April 29, 2010 (incorporated by reference to the Company’s Form 8-K filed on May 5, 2010).

3.8	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation dated June 23, 2011 (incorporated by reference to the Company’s Form 10-K filed on September 14, 2011).

3.9	Amended and Restated Bylaws (incorporated by reference to the Company’s Form 8-K filed on August 26, 2005).

3.10	Certificate of Amendment of Bylaws (incorporated by reference to the Company’s Form 8-K filed on April 30, 2007).

4.1	Specimen stock certificate (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.2	Shareholder Rights Agreement dated August 22, 2005 between the Company and Wells Fargo Bank, N.A., as Transfer Agent (incorporated by reference to the Company’s Form 8-K filed on August 26, 2005).

4.3	Amendment No. 1 to Shareholder Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.4	Common Stock Purchase Warrant between the Company and Roth Capital Partners, LLC dated November 4, 2009 (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.5	Form of Common Stock Purchase Warrant dated February 18, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.6	Form of Registration Rights Agreement dated February 22, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.7	Form of Common Stock Purchase Warrant dated March 16, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.8	Form of Registration Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

5.1**	Opinion of O’Melveny & Myers LLP.

10.1	San Diego Headquarters Facility Lease dated October 12, 2000 between the Company and LBA-VIF One, LLC (incorporated by reference to the Company’s Form 10-Q on filed February 14, 2001).

10.2	First Amendment to Lease dated January 18, 2001 between the Company and LBA Overland, LLC, as successor-in-interest to LBA-VIF One, LLC (incorporated by reference to the Company’s Form 10-K filed September 28, 2001).

10.3	Second Amendment to Lease dated March 8, 2001 between the Company and LBA Overland, LLC (incorporated by reference to the Company’s Form 10-K filed September 28, 2001).

10.4	Third Amendment to Lease dated June 30, 2010 between the Company and Overtape (CA) QRS 15-14, Inc. (successor-in-interest to LBA Overland, LLC, the successor-in-interest to LBA-VIF One, LLC). (incorporated by reference to the Company’s Form 10-K filed September 24, 2010).

10.5†	Product Purchase Agreement No. 1585-042103 dated July 31, 2003 between the Company and Hewlett-Packard Company (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.6	Addendum to Product Purchase Agreement No. 1585-042103 effective July 30, 2006 between the Company and Hewlett-Packard Company (incorporated by reference to the Company’s Form 10-K filed September 15, 2006).

10.7†	Addendum to Product Purchase Agreement between the Company and Hewlett-Packard Company dated December 15, 2007 (incorporated by reference to the Company’s Form 10-Q filed May 1, 2008).

10.8	Addendum to Product Purchase Agreement between the Company and Hewlett-Packard Company dated October 29, 2008 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.9	Addendum to Product Purchase Agreement between the Company and Hewlett-Packard Company dated April 6, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.10*	Form of Indemnification Agreement entered into between the Company and each of its directors and officers (incorporated by reference to the Company’s Form 10-Q filed February 13, 2002).

10.11*	Retention Agreement between the Company and Eric Kelly dated June 24, 2009 (incorporated by reference to the Company’s Form 10-Q filed February 10, 2010).

10.12*	Retention Agreement between the Company and Jillian Mansolf dated July 13, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.13*	Employment letter between the Company and Jillian Mansolf dated June 23, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.14*	Employment Agreement between the Company and Eric Kelly dated August 3, 2011 (incorporated by reference to the Company’s Form 8-K filed August 4, 2011).

10.15*	Employment and Severance Agreement between the Company and Kurt L. Kalbfleisch dated August 3, 2011 (incorporated by reference to the Company’s Form 8-K filed August 4, 2011).

10.16*	Amended and Restated 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 8-K filed November 16, 2007).

10.17*	Amendment to 2003 Equity Incentive Plan effective as of January 27, 2009 (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.18*	Form of Stock Option Agreement for options granted to senior officers under the 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.19*	Form of Stock Option Agreement for options granted to outside directors under the 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.20*	Form of Standard Stock Option Agreement for options granted under the 2003 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 10, 2004).

10.21*	Form of Stock Option Agreement for Inducement Options granted to executive officers (incorporated by reference to the Company’s Form 10-K filed September 9, 2009).

10.22*	2006 Employee Stock Purchase Plan, as amended (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.23*	2009 Equity Incentive Plan, as amended (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.24*	Form of Notice of Stock Option Grant and Stock Option Agreement for options granted to senior officers under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 2, 2010).

10.25*	Form of Notice of Stock Option Grant and Stock Option Agreement for options granted to outside directors under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 2, 2010).

10.26*	Form of Notice of Restricted Stock Award and Restricted Stock Agreement for restricted stock granted to senior officers or outside directors under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-Q filed February 2, 2010).

10.27*	2000 Stock Option Plan, as amended and restated (incorporated by reference to the Company’s Form 10-K filed September 27, 2002).

10.28*	Form of Notice of Stock Option Award and Stock Option Award Agreement for options granted under 2000 Stock Option Plan (incorporated by reference to the Company’s Form 10-Q filed May 15, 2001).

10.29*	Standard Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement for restricted stock units granted under the 2009 Equity Incentive Plan (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.30*	Special Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement for restricted stock units granted under the 2009 Equity Incentive Plan dated June 29, 2011(incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.31*	Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement between the Company and Scott McClendon dated June 29, 2011(incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.32*	Form of Stock Appreciation Rights Award Agreement dated June 29, 2011(incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.33*	Executive Bonus Plan (incorporated by reference to the Company’s Form 10-K filed September 24, 2010).

10.34*	Form of Purchase Agreement dated February 18, 2010 (incorporated by reference to the Company’s Form 8-K filed February 24, 2010).

10.35	Form of Subscription Agreement dated November 12, 2010 (incorporated by reference to the Company’s Form 8-K filed November 17, 2010).

10.36	Financial Advisory Agreement, dated November 12, 2010, between Overland and Roth Capital Partners, LLC. (incorporated by reference to the Company’s Form 8-K filed November 17, 2010).

10.37	Form of Purchase Agreement dated March 16, 2011 (incorporated by reference to the Company’s Form 8-K filed March 22, 2011).

10.38	Underwriting Agreement, dated March 23, 2012, between the Company and Needham & Company, LLC (incorporated by reference to the Company’s Form 8-K filed March 23, 2012).

10.39	Loan and Security Agreement between the Company and Silicon Valley Bank (incorporated by reference to the Company’s Form 10-K filed September 14, 2011).

10.40†	Settlement Agreement, by and between the Company and International Business Machines Corporation, dated November 16, 2011 (incorporated by reference to the Company’s Form 10-Q filed February 15, 2012).

10.41†	Note Purchase Agreement, dated February 12, 2013 (incorporated by reference to the Company’s Form 8-K filed on February 14, 2013).

10.42	Amendment to Note Purchase Agreement, dated March 5, 2013 (incorporated by reference to the Company’s Form 8-K filed on March 8, 2013).

10.43	Registration Rights Agreement, dated February 12, 2013 (incorporated by reference to the Company’s Form 8-K filed on February 14, 2013).

10.44	Form of Subscription Agreement, dated February 13, 2013 (incorporated by reference to the Company’s Form 8-K filed on February 14, 2013).

21.1**	Subsidiaries of the Company.

23.1**	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1***	Power of Attorney.

101****	Financial information from the Company’s Annual Report on Form 10-K for the period ended July 1, 2012 formatted in eXtensible Business Reporting Language (XBRL).

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.
++	Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of the omitted schedules and similar attachments will be provided supplementally to the SEC upon request.
*	Management contract or compensation plan or arrangement.
**	Filed herewith.
***	Previously filed.
****	This exhibit was previously filed as an exhibit to the Annual Report on Form 10-K for the year ended July 1, 2012, filed with the Securities and Exchange Commission on September 13, 2012.